[Letterhead of Paul, Hastings, Janofsky & Walker LLP]


June 16, 2008                                                       27244.82330


CNI Charter Funds
400 North Roxbury Drive
Beverly Hills, California 90212

Re:     CNI Charter Funds Opportunistic Value Fund

Ladies and Gentlemen:

We have acted as counsel to CNI Charter Funds, a Delaware statutory trust (the "Trust"), in connection with amendments to its Registration Statement filed on Form N-1A with the Securities and Exchange Commission (the "Registration Statement") relating to the issuance by the Trust of shares of beneficial interest (the "Shares") of the Opportunistic Value Fund, a series of the Trust (the "Fund").

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion on the following:

     (a) the Trust's Certificate of Trust as filed with the Delaware Secretary of State on October 28, 1996, and the amendments thereto filed with the Delaware Secretary of State on February 11, 1998 and April 27, 1999 (the "Certificate of Trust"), certified to us by the Delaware Secretary of State as being true and correct copies of the Certificate of Trust and the amendments thereto and in effect as of June 16, 2008;

     (b) the Trust's Agreement and Declaration of Trust dated October 25, 1996 (the "Declaration of Trust"), certified to us by an officer of the Trust as being a true and correct copy of the Declaration of Trust as in effect on the date hereof;

     (c) the Trust's By-laws (the "By-laws"), certified to us by an officer of the Trust as being a true and correct copy of the By-laws as in effect on the date hereof;

     (d) resolutions of the Trust's Board of Trustees adopted on February 28, 2008 and May 22, 2008, authorizing the establishment of the Fund and the issuance of the Shares, certified to us by an officer of the Trust as being true and complete and in full force and effect on the date hereof;


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CNI Charter Funds
June 16, 2008
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     (e) a copy of the Registration Statement as filed with the Securities and
Exchange Commission;

     (f) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion; and

     (g) a Good Standing Certificate certifying that the Trust is duly formed and in good standing under the laws of Delaware as certified to us by the Delaware Secretary of State on June 13, 2008.

Our opinion below is limited to Chapter 38 of Title 12 of the Delaware Code (the "Delaware Statutory Trust Act"). We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of the Delaware Statutory Trust Act and the case law interpreting the Delaware Statutory Trust Act as reported in Delaware Laws Affecting Business Entities (Aspen Publishers, Inc., Spring 2008 Edition). We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the statutory trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be sold for consideration at their net asset value on the date of their issuance in accordance with statements in the Registration Statement and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Fund, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Fund, the Shares will be legally issued, fully paid and nonassessable.

This opinion is rendered to the Trust and its shareholders in connection with the Registration Statement on Form N-1A with respect to the Fund and is solely for the benefit of the Trust and its shareholders. This opinion may not be relied upon by the Trust and its shareholders for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise the Trust and its shareholders of any developments in areas covered by this opinion that occur after the date of this opinion.

We hereby consent to (i) the reference to our firm as Legal Counsel in the Registration Statement, and (ii) the filing of this opinion as an exhibit to the Registration Statement.


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CNI Charter Funds
June 16, 2008
Page 3


Very truly yours,

/s/ Paul Hastings Janofsky & Walker LLP